                                                                    Exhibit 99.3




                      MACKENZIE INVESTMENT MANAGEMENT INC.


                         --------------------------------

                                FINANCIAL REPORT
                         for the fourth quarter and year
                              ended March 31, 2002
                                 (U.S. Dollars)

                         --------------------------------










For additional information, contact (561) 393-8900
Keith J. Carlson, President and CEO
Beverly Yanowitch, Vice President and CFO

Pour obtenir la version francaise de ce document, veuillez ecrire a:
Mackenzie Investment Management Inc.
925 South Federal Highway, Suite 600
Boca Raton, FL 33432
U.S.A.

                      MACKENZIE INVESTMENT MANAGEMENT INC.
                      925 South Federal Highway, Suite 600
                            Boca Raton, Florida 33432
                                     U.S.A.
                                 (561) 393-8900

                              For Immediate Release

                  Mackenzie Investment Management Inc. Reports
                Financial Results for the Fourth Quarter and Year
                              Ended March 31, 2002
                                 (U.S. Dollars)

BOCA RATON, FLORIDA - July 9, 2002 - Mackenzie Investment Management Inc. (the "Company") (stock symbol TSE - MCI), a majority-owned subsidiary of Mackenzie Financial Corporation ("MFC"), which is a wholly owned subsidiary of Investors Group Inc. ("IGI"), reports its consolidated financial results for the three-month and twelve-month periods ended March 31, 2002 in condensed form.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are DENOMINATED IN U.S. CURRENCY. In the opinion of management, these financial statements include all adjustments, consisting of normal recurring adjustments and the adjustments more fully described in the following paragraph, necessary for a fair presentation of the results of interim periods. The Company has reviewed its consolidated financial statements for the periods presented for compliance with accounting principles generally accepted in Canada and has determined that there are no material differences between the amounts reported in these financial statements and the amounts that would be reported in accordance with accounting principles generally accepted in Canada.

As further discussed in Additional Information, the Company has restated their results of operations for each of the years ended March 31, 1999 through March 31, 2001 and the quarters ended June 30, 2001, September 30, 2001 and December 31, 2001 and the corresponding statements of financial condition.


FINANCIAL SUMMARY (in 000s, except percentages and per share amounts):

Twelve-Month Period


                                                                 March 31,
                                                        -------------------------
                                                          2002              2001            Increase/(Decrease)
                                                        -------           -------        ------------------------
                                                                       (as restated)                          %
Revenues                                                $27,498            $52,147        ($24,649)          (47.3%)
(Loss) income before income taxes                          (579)             3,917          (4,496)         (114.8%)
Net (loss) income                                          (485)             2,174          (2,659)         (122.3%)
Basic (loss) earnings per share                           (0.03)              0.12           (0.15)         (125.0%)
Diluted (loss) earnings per share                         (0.03)              0.12           (0.15)         (125.0%)


Three-Months Period


                                                                 March 31,
                                                        -------------------------
                                                          2002              2001            Increase/(Decrease)
                                                        -------           -------        ------------------------
                                                                       (as restated)                          %
Revenues                                                 $5,130           $10,213           $(5,083)          (49.8%)
Loss before income taxes                                   (515)           (2,606)            2,091            80.2%
Net (loss)                                                 (378)           (1,618)            1,240            76.6%
Basic (loss) per share                                    (0.02)            (0.09)             0.07            77.8%
Diluted (loss) per share                                  (0.02)            (0.09)             0.07            77.8%

                      MACKENZIE INVESTMENT MANAGEMENT INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (U.S. Dollars)

                                     ASSETS


                                                                                                      March 31,
                                                                                          -----------------------------------
                                                                                             2002                    2001
                                                                                          ------------           ------------
                                                                                                                 (as restated)
ASSETS:
  Cash and cash equivalents                                                               $ 46,927,723           $ 44,797,238
  Marketable securities                                                                      2,271,247              2,460,918
  Receivables:
    Funds for fees and expense advances                                                      1,645,813              2,422,457
    Other                                                                                      727,831              1,261,619
  Property and equipment, net of accumulated depreciation
    of $926,346 in 2002 and $3,708,793 in 2001                                               2,493,398                748,867
  Intangible assets, net of accumulated amortization
    of $10,430,035 in 2002 and $9,188,207 in 2001                                            3,034,960              4,276,788
  Deferred selling commissions                                                               3,302,695              4,630,312
  Income tax receivable                                                                        362,850                649,486
  Deferred tax asset, net                                                                           --                156,902
  Other assets                                                                                 184,189                489,321
                                                                                          ------------           ------------
     TOTAL ASSETS                                                                         $ 60,950,706           $ 61,893,908
                                                                                          ============           ============

                                            LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Payable to the Funds for purchases of Funds' shares and
    expense reimbursements                                                                $    302,272           $    148,373
  Sub-advisory fees payable                                                                     32,821                 39,258
  Accounts payable                                                                             234,702                658,260
  Accrued expenses and other liabilities                                                     3,110,223              2,022,529
  Restructuring costs                                                                          224,835              1,769,355
  Deferred tax liability, net                                                                  110,195                     --
                                                                                          ------------           ------------
     TOTAL LIABILITIES                                                                       4,015,048              4,637,775
                                                                                          ------------           ------------

COMMITMENTS AND CONTINGENCIES


STOCKHOLDERS' EQUITY:
  Capital stock, $.01 par value, 100,000,000 shares
    authorized, 18,655,550 and 18,741,800 shares issued and
    outstanding as of March 31, 2002 and 2001, respectively                                    186,556                187,418
  Additional paid-in capital                                                                38,609,953             39,024,802
  Retained earnings                                                                         18,095,995             18,954,818
  Unearned stock compensation                                                                       --               (493,757)
  Accumulated other comprehensive income (loss), net of tax                                     43,174               (417,148)
                                                                                          ------------           ------------
     TOTAL STOCKHOLDERS' EQUITY                                                             56,935,658             57,256,133
                                                                                          ------------           ------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                           $ 60,950,706           $ 61,893,908
                                                                                          ============           ============

                      MACKENZIE INVESTMENT MANAGEMENT INC.
           CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                                 (U.S. Dollars)



                                                                (Unaudited)
                                                           For the Quarters Ended                     For the Years Ended
                                                                  March 31,                                March 31,
                                                      --------------------------------         ---------------------------------
                                                          2002                2001                 2002                 2001
                                                      ------------        ------------         ------------         ------------
                                                                          (as restated)                             (as restated)
REVENUES:
  Management fees                                     $  2,422,687        $  4,293,898         $ 12,025,673         $ 24,022,072
  Sub-advisory fees from Canadian Funds                  1,695,896           2,126,126            7,163,442           10,012,381
  12b-1 Service and Distribution fees                      800,367           1,420,784            3,985,225            7,632,165
  Transfer agent fees                                           --             682,958              627,384            3,007,280
  Administrative service fees                              276,102             465,358            1,340,148            2,502,927
  Fund accounting fees                                     173,276             206,181              723,071              819,402
  Underwriting fees                                         16,306              19,091               59,757              243,245
  Redemption fees                                          195,994             343,296              972,298            1,028,859
  Interest, dividends and other                            221,706             655,683            1,383,606            3,122,788
  Net realized loss on marketable securities              (672,438)                 --             (783,078)            (243,745)
                                                      ------------        ------------         ------------         ------------
                                                         5,129,896          10,213,375           27,497,526           52,147,374
                                                      ------------        ------------         ------------         ------------
EXPENSES:
  Sales literature, advertising and promotion              387,525             923,834            2,020,755            5,798,128
  12b-1 Service fees                                       614,320           1,068,495            2,980,207            5,680,189
  Employee compensation and benefits                     2,315,516           3,445,638           12,149,342           15,572,667
  Sub-advisory fees                                         60,003             108,814              285,203            2,231,502
  Amortization of intangible assets                        310,457             310,457            1,241,828            1,233,278
  Amortization of deferred selling commissions             347,099             577,421            1,826,701            2,495,863
  Depreciation                                             168,242             169,787              632,037              756,019
  General and administrative                               621,152           2,167,307            3,099,660            7,518,988
  Restructuring costs                                           --           3,031,702                   --            3,031,702
  Occupancy and equipment rental                           333,021             604,963            1,420,546            1,790,652
  Reimbursement to Funds for expenses                      487,784             411,438            2,420,642            2,121,718
                                                      ------------        ------------         ------------         ------------
                                                         5,645,119          12,819,856           28,076,921           48,230,706
                                                      ------------        ------------         ------------         ------------
(Loss) income before income taxes                         (515,223)         (2,606,481)            (579,395)            3,916,668
(Benefit) provision for income taxes                      (136,795)           (988,574)             (94,526)            1,742,755
                                                      ------------        ------------         ------------         ------------
NET INCOME (LOSS)                                         (378,428)         (1,617,907)            (484,869)           2,173,913
 DIVIDENDS PAID                                                 --                  --             (373,974)            (374,536)
 RETAINED EARNINGS, BEGINNING OF PERIOD                 18,474,403          20,572,725           18,954,818           17,155,441
                                                      ------------        ------------         ------------         ------------
 RETAINED EARNINGS, END OF PERIOD                     $ 18,095,975        $ 18,954,818         $ 18,095,975         $ 18,954,818
                                                      ============        ============         ============         ============
BASIC EARNINGS (LOSS) PER SHARE                       $      (0.02)       $      (0.09)        $      (0.03)        $       0.12
                                                      ============        ============         ============         ============
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING - BASIC                            18,655,550          18,653,154           18,663,985           18,631,729
                                                      ============        ============         ============         ============
DILUTED EARNINGS (LOSS) PER SHARE                     $      (0.02)       $      (0.09)        $      (0.03)        $       0.12
                                                      ============        ============         ============         ============
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING - DILUTED*                         18,655,550          18,653,154           18,663,985           18,734,520
                                                      ============        ============         ============         ============


* Weighted average common stock equivalents of 65,551,869 and 2,124 for the three month periods ended March 31, 2001 and 2002, respectively, and the year ended March 31, 2002, respectively, have been excluded from the diluted calculation, due to their anti-dilutive effect in a net loss period.

                      MACKENZIE INVESTMENT MANAGEMENT INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (U.S. Dollars)


                                                                 (Unaudited)
                                                           For the Quarters Ended                     For the Years Ended
                                                                   March 31,                                March 31,
                                                      ---------------------------------         ---------------------------------
                                                         2002                   2001                2002                  2001
                                                      ------------         ------------         ------------         ------------
                                                                           (as restated)                             (as restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income                                   $   (378,428)        $ (1,617,907)        $   (484,869)        $  2,173,913
  Adjustments to reconcile net (loss) income
   to net cash provided by (used in)
   operating activities:
    Depreciation                                           168,242              169,787              632,037              756,019
    Amortization of intangible assets                      310,457              310,457            1,241,828            1,233,278
    Amortization of deferred selling
     commissions                                           347,099              577,421            1,826,701            2,495,863
    Amortization of unearned compensation                       --               40,035               13,345              146,793
    Deferred tax benefit                                  (303,155)          (1,658,655)             (32,221)            (883,727)
    Payment of deferred selling commissions               (121,144)            (286,043)            (499,084)          (2,970,206)
    Loss on disposal of property and equipment                  --                   --               66,111                   --
    Loss on marketable securities                          672,438                   --              783,078              167,164
    Change in assets and liabilities:
      Receivables                                          (77,114)           1,011,183              936,212            3,309,736
      Other assets                                         259,397               45,339              166,775             (753,231)
      Payable to Funds for purchases of Funds'
        shares and expense reimbursements                  104,135             (603,896)             153,899             (340,547)
      Sub-advisory fees payable                              5,702               (1,854)              (6,437)          (3,210,736)
      Accounts payable, accrued expenses
         other liabilities                                (453,565)          (2,242,431)             664,137              609,069
      Restructuring costs                                 (118,449)           1,769,355           (1,544,520)           1,769,355
                                                      ------------         ------------         ------------         ------------
Net cash provided by (used in) operating
 activities                                                415,615           (2,487,209)           3,916,992            4,502,743
                                                      ------------         ------------         ------------         ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of intangible assets                              --                   --                   --              (79,874)
  Purchases of property and equipment                       (4,188)            (146,586)          (2,007,022)            (420,674)
  Purchases of marketable securities                          (160)             (40,615)             (30,429)          (1,587,164)
  Proceeds from the sale of marketable
   securities                                                   --                   --              175,071            1,602,442
                                                      ------------         ------------         ------------         ------------
Net cash used in investing activities                       (4,348)            (187,201)          (1,862,380)            (485,270)
                                                      ------------         ------------         ------------         ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contribution                                          --                   --              449,847                   --
  Proceeds from the exercise of stock options                   --                   --                   --               59,000
  Dividends paid                                          (186,556)            (187,418)            (373,974)            (374,536)
                                                      ------------         ------------         ------------         ------------
Net cash (used in) provided by financing
 activities                                               (186,556)            (187,418)              75,873             (315,536)
                                                      ------------         ------------         ------------         ------------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS                                               224,711           (2,861,828)           2,130,485            3,701,937
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD          46,703,012           47,659,066           44,797,238           41,095,301
                                                      ------------         ------------         ------------         ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD              $ 46,927,723         $ 44,797,238         $ 46,927,723         $ 44,797,238
                                                      ============         ============         ============         ============
Supplemental disclosures:
  Income taxes paid                                   $         --         $    737,000         $     45,000         $  3,592,000


RESULTS OF OPERATIONS

Twelve Months Ended March 31, 2002 Compared to Twelve Months
Ended March 31, 2001

ASSETS UNDER MANAGEMENT

The volatility of the world financial markets continues to adversely affect the assets and sales of the funds offered in the U.S. by Ivy Funds (the "U.S. Funds") and the 21 sub-advised Universal Funds sold in Canada and managed by MFC (the "Canadian Funds"). Average net assets under management for the U.S. Funds decreased $1,239 million, or 49%, to $1,303 million for the twelve-month period ended March 31, 2002 from $2,542 million for the twelve-month period ended March 31, 2001. The Canadian Funds' average net assets decreased to $1,918 million for the twelve-month period ended March 31, 2002 from $3,011 million for the twelve-month period ended March 31, 2001, representing a decrease of $1,093 million or 36%.

The comparison of net assets under management for the U.S. Funds, Canadian Funds and Premier Funds is as follows:


                        (In Millions, Except Percentages)


                                                                     Twelve Months Ended
                                                                           March 31,
                                                                    -----------------------         Dollar         Percent
U.S. Funds:                                                           2002           2001           Change          Change
-----------                                                         -------         -------         -------         -------
Beginning net assets                                                $ 1,587         $ 3,512         ($1,925)            (55%)
   Period activity:
      Sales                                                             296             777            (481)            (62%)
      Redemptions                                                      (772)         (1,712)           (940)            (55%)
                                                                    -------         -------         -------         -------
      Net Sales (Redemptions)                                          (476)           (935)            459              49%

      Market Appreciation (Depreciation), less distributions           (106)           (990)            884              89%
                                                                    -------         -------         -------         -------

Ending net assets                                                   $ 1,005         $ 1,587         ($  582)            (37%)

CANADIAN FUNDS' NET ASSETS:                                         $ 1,740         $ 2,051         ($  311)            (15%)

PREMIER FUNDS' NET ASSETS:                                          $    48         $    28         $    20              71%


Ivy International Fund ("IIF") continues to represent a significant portion of the assets under management and the underlying net redemption activity. The following chart reflects this concentration:

                        (In Millions, Except Percentages)


                                                           Twelve Months Ended
                                                                 March 31,
                                                         ----------------------        Dollar          Percent
                                                           2002           2001         Change           Change
                                                         -------        ------         -------         -------
U.S. Funds' net assets at March 31st                     $1,005         $1,587          $(582)           (37%)
Ivy International Fund's net assets at March 31st           369            742           (373)           (50%)
  as a percentage of U.S. Funds' net assets                  37%            47%

U.S. Funds' sales                                        $  296         $  777          $(481)           (62%)
Ivy International Fund's sales                              153            292           (139)           (48%)
  as a percentage of U.S. Funds' sales                       52%            38%

U.S. Funds' redemptions                                  $  772         $1,712          $(940)           (55%)
Ivy International Fund's redemptions                        476          1,152           (676)           (59%)
  as a percentage of U.S. Funds' redemptions                 62%            67%

Net redemptions excluding Ivy International Fund         $  153         $   75         $   78            104%

REVENUES

As described in further detail below, total revenues decreased by 47% for the twelve-month period ended March 31, 2002 as compared to the twelve-month period ended March 31, 2001.

Management, 12b-1 service and distribution and administrative service fees decreased 50%, 48% and 46%, respectively, for the twelve-month period ended March 31, 2002 as compared to the twelve-month period ended March 31, 2001 as a result of the decrease in the U.S. Funds' average net assets under management.

Sub-advisory fees from the Canadian Funds decreased 28% for the twelve-month period ended March 31, 2002 as compared to the twelve-month period ended March 31, 2001 as a result of the decrease in the average net assets of the Canadian Funds.

Fund accounting and transfer agent fees collectively decreased 65% for the twelve-month period ended March 31, 2002 as compared to the twelve-month period ended March 31, 2001 due to a decrease in the number of U.S. Funds due to reorganizations and dissolutions in the latter portion of fiscal year 2001 and outsourcing of the Company's internal transfer agency in June 2001 (See "Additional Information").

For the twelve-month period ended March 31, 2002 as compared to the twelve-month period ended March 31, 2001, underwriting fees have decreased 75% due to decreases in Class A share sales. Redemption fees have decreased 5% due to the decrease in redemption revenue earned on Class C shares exceeding the increase in redemption revenue earned on Class B shares.

Interest, dividends and other revenue decreased 56% for the twelve-month period ended March 31, 2002 compared to the twelve-month period ended March 31, 2001 due to a decrease in investment income earned as a result of declining interest rates and lower distributions from the investments in the U.S. Funds.

Net realized loss on marketable securities, which relates to the sale of and what are deemed to be other than temporary impairments of the Company's investments in the U.S. Funds, increased 221% for the twelve-month period ended March 31, 2002 as compared to the twelve-month period ended March 31, 2001 due principally to the Company recording an other than temporary impairment of the Company's investments in the U.S. Funds.

EXPENSES

As described in further detail below, total operating expenses for the twelve-month period ended March 31, 2002 decreased 42% compared to the twelve-month period ended March 31, 2001.

Sales literature, advertising and promotion, which includes commissions paid on Class A shares, decreased 65% for the twelve-month period ended March 31, 2002 compared to the twelve-month period ended March 31, 2001 (as restated) due to a re-focused marketing plan and a decline in the sales of Class A shares that are sold at net asset value and resulted in a reduction of commissions paid by the Company to brokers (See "Additional Information").

12b-1 Service fees paid to broker/dealers decreased 48% for the twelve-month period ended March 31, 2002 compared to the twelve-month period ended March 31, 2001 due to the decrease in net assets under management.

Employee compensation and benefits decreased 22% for the twelve-month period ended March 31, 2002 compared to the twelve-month period ended March 31, 2001. The decrease is due to an overall decrease in the number of employees as of March 31, 2002, which was 81 as compared to 119 at March 31, 2001, a comparative decrease of 32%. From May 2000 to December 2001, the Company increased its investment advisory personnel by 35% to 27 professionals, in part as a result of the internalization of the management of IIF. The increase in investment advisory personnel was offset by the reduction in headcount in connection with the restructuring initiated in the fourth quarter of fiscal year 2001 (See "Additional Information").

Sub-advisory fees decreased 87% for the twelve-month period ended March 31, 2002 compared to the twelve-month period ended March 31, 2001 due to a decline in sub-advised net assets and the internalization of the portfolio management of IIF during the first quarter of fiscal year 2001.

Amortization of deferred selling commissions decreased 27% for the twelve-month period ended March 31, 2002 compared to the twelve-month period ended March 31, 2001 due to weaker Class B and C share sales in the current period, which resulted in a lower Class B and C share asset base at March 31, 2002 as compared to March 31, 2001 (as restated) (See "Additional Information").

General and administrative expenses decreased 59% for the twelve-month period ended March 31, 2002 compared to the twelve-month period ended March 31, 2001. The decrease was attributable to: (1) costs incurred last year in connection with the change in control of MFC; (2) the outsourcing of the transfer agency;
(3) the general reductions in connection with the restructuring initiated in the fourth quarter of fiscal year 2001; and (4) the non-recurrence of costs incurred in the prior year in connection with various fund reorganizations (See "Additional Information").

Occupancy and equipment rental decreased 21% for the twelve-month period ended March 31, 2002 compared to the twelve-month period ended March 31, 2001. Fiscal year 2001 included additional lease expense in connection with the early termination of former office leases. Excluding the additional costs, occupancy and equipment rental expenses would have been comparable for both years.

The Company contractually limits total fund expenses for certain U.S. Funds and bears expenses in excess of such limits. The increase in reimbursement to Funds for expenses of 14% for the twelve-month period ended March 31, 2002 compared to the twelve-month period ended March 31, 2001 resulted from: (1) an increase in the reimbursement related to decreases in the average net asset values of the funds for which the Company limits expenses; and (2) a voluntary reimbursement of $400,000 in IIF's operating expenses. Such increases were partially offset by a decrease in the number of funds being reimbursed during the current year over the prior year as a result of various fund reorganizations in the latter half of fiscal year 2001. Excluding the voluntary reimbursement to IIF, fund expense reimbursement for the twelve-month period ended March 31, 2002 would have decreased 5% as compared to the twelve-month period ended March 31, 2001 (See "Additional Information").

THREE MONTHS ENDED MARCH 31, 2002 COMPARED TO THREE MONTHS ENDED MARCH 31, 2001

ASSETS UNDER MANAGEMENT

Average net assets under management for the U.S. Funds decreased $778 million, or 42%, to $1,081 million for the three-month period ended March 31, 2002 from $1,859 million for the three-month period ended March 31, 2001. The Canadian Funds' average net assets decreased to $1,782 million for the three-month period ended March 31, 2002 from $2,437 million for the three-month period ended March 31, 2001, representing a decrease of $655 million or 27%.

The change in net assets under management for the U.S. Funds is as follows:

                        (In Millions, Except Percentages)


                                                                       Three Months Ended
                                                                           March 31,
                                                                    -----------------------         Dollar          Percent
U.S. Funds:                                                           2002           2001           Change          Change
-----------                                                         -------         -------         -------         -------
Beginning net assets, December 31st:                                $ 1,182         $ 2,039          $ (857)            (42%)
   Period activity:
      Sales                                                              51             194            (143)            (74%)
      Redemptions                                                      (219)           (324)           (105)            (32%)
                                                                    -------         -------         -------         -------
      Net Sales (Redemptions)                                          (168)           (130)            (38)            (29%)

      Market Appreciation (Depreciation), less distributions             (9)           (322)            313              97%
                                                                    -------         -------         -------         -------

Ending net assets, March 31st                                       $ 1,005         $ 1,587         $  (582)            (37%)


IIF continues to represent a significant portion of the assets under management and the underlying net redemption activity. The following chart reflects this concentration:

                        (In Millions, Except Percentages)


                                                        For the Three Months
                                                          Ended March 31,
                                                        -------------------        Dollar         Percent
                                                        2002          2001         Change          Change
                                                        -----         -----        ------          ------
U.S. Funds' sales                                       $  51         $ 194         $(143)          (74%)
Ivy International Fund's sales                             22           105           (83)          (79%)
  as a percentage of U.S. Funds' sales                     43%           54%

U.S. Funds' redemptions                                 $ 219         $ 324         $(105)          (32%)
Ivy International Fund's redemptions                      172           183           (11)           (6%)
  as a percentage of U.S. Funds' redemptions               79%           56%

Net redemptions excluding Ivy International Fund        $  18         $  52         $ (34)          (65%)


REVENUES

As described in further detail below, total revenues decreased by 50% for the three-month period ended March 31, 2002 as compared to the three-month period ended March 31, 2001.

Management fees, 12b-1 service and distribution and administrative service fees decreased 44%, 44% and 41%, respectively, for the three-month period ended March 31, 2002 as compared to the three-month period ended March 31, 2001 as a result of the decrease in the U.S. Funds' average net assets under management.

Sub-advisory fees from the Canadian Funds decreased 20% for the three-month period ended March 31, 2002 as compared to the three-month period ended March 31, 2001 as a result of the decrease in the average net assets of the Canadian Funds.

Fund accounting and transfer agent fees collectively decreased 81% for the three-month period ended March 31, 2002 as compared to the three-month period ended March 31, 2001 due to a decrease in the number of U.S. Funds due to reorganizations and dissolutions in the latter portion of fiscal year 2001 and the outsourcing of the Company's internal transfer agency in June 2001 (See "Additional Information").

For the three-month period ended March 31, 2002 as compared to the three-month period ended March 31, 2001, redemption fees have decreased 43% due to the decrease in redemption revenue earned on Class C shares exceeding the increase in redemption revenue earned on Class B shares.

Interest, dividends and other revenue decreased 66% for the three-month period ended March 31, 2002 compared to the three-month period ended March 31, 2001 due to a decrease in investment income earned as a result of declining interest rates and lower distributions from the Company's investments in the U.S. Funds.

For the three-month period ended March 31, 2002, the Company recorded a charge for the other than tempory impairment of the Company's investment in the U.S. Funds. No such amount was recorded for the three-month period ended March 31, 2001.

EXPENSES

As described in further detail below, total operating expenses for the three-month period ended March 31, 2002 decreased 56% compared to the three-month period ended March 31, 2001.

Sales literature, advertising and promotion, which includes commissions paid on Class A shares, decreased 58% for the three-month period ended March 31, 2002 compared to the three-month period ended March 31, 2001 (as restated) due to a re-focused marketing plan and a decline in the sales of Class A shares that are sold at net asset value and resulted in a reduction of commissions paid by the Company to brokers (See "Additional Information").

12b-1 Service fees paid to broker/dealers decreased 43% for the three-month period ended March 31, 2002 compared to the three-month period ended March 31, 2001 due to the decrease in net assets under management.

Employee compensation and benefits decreased 33% for the three-month period ended March 31, 2002 compared to the three-month period ended March 31, 2001. The decrease is due to: (1) an overall decrease in the number of employees as of March 31, 2002 as discussed previously; and (2) a reduction in bonus expense for fiscal year 2002.

Amortization of deferred selling commissions decreased 40% for the three-month period ended March 31, 2002 compared to the three-month period ended March 31, 2001 due to weaker Class B and C share sales in the current period, which resulted in a lower Class B and C share asset base at March 31, 2002 as compared to March 31, 2001 (as restated) (See "Additional Information").

General and administrative expenses decreased 71% for the three-month period ended March 31, 2002 compared to the three-month period ended March 31, 2001. The decrease was attributable to: (1) costs incurred last year in connection with the change in control of MFC; (2) the outsourcing of the transfer agency;
(3) the general reductions in connection with the restructuring initiated in the fourth quarter of fiscal year 2001; and (4) the non-recurrence of costs incurred in the prior year in connection with various fund reorganizations (See "Additional Information").

Occupancy and equipment rental decreased 45% for the three-month period ended March 31, 2002 compared to the three-month period ended March 31, 2001. The fourth quarter of fiscal year 2001 included additional lease expense in connection with the early termination of former office leases. Excluding the additional costs, occupancy and equipment rental expenses would have been comparative quarter to quarter.


FINANCIAL CONDITION

Total assets at March 31, 2002 decreased approximately $943,000 from March 31, 2001 (as restated). Decreases in receivables, marketable securities, intangible assets, deferred selling commissions, income tax receivable and other assets were partially offset by increases in cash and cash equivalents and property and equipment. (See "Additional Information").

Total liabilities at March 31, 2002 decreased approximately $623,000 from March 31, 2001 (as restated). The decreases in accounts payable and accrued restructuring costs were partially offset by increases in accrued expenses and other liabilities, deferred taxes and payable to Funds' for purchases of Fund shares and expense reimbursements.

Total stockholders' equity at March 31, 2002 decreased approximately $320,000 from March 31, 2001 (as restated) due to net loss generated from operations and dividend declarations, which were partially offset by a decrease in accumulated other comprehensive loss. Retained earnings of approximately $18,096,000 as of March 31, 2002 decreased approximately $859,000 due to: (1) a net loss of approximately $485,000 for the twelve-month period ended March 31, 2002; and (2) the declaration of approximately $374,000 in cash dividends on common stock. Total stockholders' equity also includes accumulated other comprehensive income, net of tax, of approximately $43,000 relating to unrealized appreciation of marketable securities at March 31, 2002.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity and capital resources are primarily derived from the operating cash flows received by the Company from managing and providing investment advisory services to the U.S. Funds and from providing sub-advisory services to the Canadian Funds. The Company manages its resources to ensure the availability of sufficient cash flows to meet all of its financial commitments. The Company believes the cash and cash equivalents at March 31, 2002, and cash expected to be generated from operations, will be sufficient to meet working capital requirements and required capital expenditures for at least the next twelve months.

The Company's cash and cash equivalents increased by approximately $2,130,000 for the twelve-month period from March 31, 2001 to March 31, 2002. The increase resulted from: (1) cash provided by operating activities of approximately $3,917,000, including the impact of a decrease in receivables, an increase in accounts payable, accrued expenses and other liabilities, offset by the payment of amounts related to restructuring costs and deferred selling commissions; (2) cash used in investing activities of approximately $1,862,000, primarily related to purchases of property and equipment; and (3) cash provided by financing activities of approximately $76,000 consisting of a capital contribution from MFC for costs incurred with respect to the change in control of MFC offset by the payment of dividends.

The payment of deferred selling commissions to broker/dealers was approximately $499,000 for the twelve-month period ended March 31, 2002 as compared to approximately $2,970,000 (as restated) for the twelve-month period ended March 31, 2001. The decrease reflects a decline in Class B and C fund share sales during the twelve-month period ended March 31, 2002. Commission payments made during the twelve-month periods ended March 31, 2002 and 2001 were funded internally from operations.

ADDITIONAL INFORMATION

Accounting for Commissions Paid on U.S. Funds Shares

The restatement is related to the accounting for certain commissions paid by the Company in connection with Class A shares and the amortization of the deferred selling commissions related to Class B shares. The Company has restated the results of operations for each of the years ended March 31, 1999, March 31, 2000 and March 31, 2001 and the quarters ended June 30, 2001, September 30,
2001 and December 31, 2001. Included in this Financial Report are the restated results of operations for the quarter and year ended March 31, 2001 and the quarters ended June 30, 2001, September 30, 2001 and December 31, 2001.

The Company has determined that the accounting for commissions paid on certain Class A shares of the U.S. Funds was not in accordance with Statement of Position No. 98-5, "Reporting on the Cost of Start-Up Activities" ("SOP
No. 98-5"). In 1998, the staff of the Financial Accounting Standards Board announced that expenditures paid by an advisor in connection with the distribution of shares of a fund, when the advisor does not receive both a distribution fee pursuant to Rule 12b-1 and a contingent deferred sales charge, do not meet the definition of an asset. As a result, amounts incurred and paid by the Company related to commissions on Class A shares should have been accounted for as start-up costs in accordance with SOP No. 98-5. Therefore, such amounts should have been expensed as incurred rather than deferred and amortized. The effect of the restatement on the opening statement of financial condition of the earliest period presented was to decrease the Company's retained earnings at March 31, 2000 by $1,001,000 from the amount that was previously reported and reduce pre-tax income by $222,000 and increase pre-tax income by $622,000 for the years ended March 31, 2001 and 2002, respectively. The reduction in pre-tax income for the year ended March 31, 2001 resulted from commissions paid on certain Class A shares during fiscal year 2001 exceeding the amount of amortization recorded for past capitalized Class A commissions. The effect in the year ended March 31, 2002 was the reverse, as commissions paid on certain Class A shares were significantly less than the amount of amortization recorded for past capitalized Class A commissions. Such adjustment had the effect of increasing pre-tax income by $152,000, $167,000, and $157,000 for the quarters ended June 30, 2001, September 30, 2001 and December 31, 2001, respectively. (See table that follows.)

In addition, the Company's previous amortization policy for deferred selling commissions for Class B shares was to amortize such amounts on a straight-line basis without recognizing additional amortization expense when Class B shares were redeemed. The Company's amortization policy should have reflected Class B redemption activity. The Company's restated accounting policy is to amortize deferred selling commissions related to Class B shares on a straight-line basis over six years or until the Class B shares are redeemed at which time the unamortized balance is expensed. As a result, the Company has restated the results of operations for the year ended March 31, 2001(and for each of the quarters within the year ended March 31, 2001) and the quarters ended June 30, 2001, September 30, 2001 and December 31, 2001. Included in this Financial Report are the restated results of operations for the quarter and year ended March 31, 2001 and the quarters ended June 30, 2001, September 30, 2001 and December 31, 2001. The restatement reduced previously reported pre-tax income by $466,000 for the year ended March 31, 2001 and $219,000, $97,000 and $112,000 for the quarters ended June 30, 2001, September 30, 2001 and December 31, 2001, respectively.

The aggregate effect of the restatements relating to the Class A and B shares above is a reduction of $67,000 to pre-tax income for the quarter ended June 30, 2001 and increase to pre-tax income of $70,000 and $45,000 for the quarters ended September 30, 2001 and December 31, 2001, respectively.

As a result of the matters described above, the Company has restated the amounts previously reported as follows:


                                             For the Quarter             For the Year
                                                  Ended                      Ended
                                             --------------             --------------
                                             March 31, 2001             March 31, 2001
                                             --------------             --------------
Net (loss) income
  As previously reported                      $(1,470,344)                $2,643,274
  As restated                                 $(1,617,907)                $2,173,913

Diluted (loss) income per share
  As previously reported                         $(0.08)                     $0.14
  As restated                                    $(0.09)                     $0.12




                                                                    For the Quarters Ended
                                              -----------------------------------------------------------------------
                                              June 30, 2001           September 30, 2001            December 31, 2001
                                              -------------           ------------------            -----------------
Net income (loss)
  As previously reported                        $471,431                  $(166,000)                    $(441,881)
  As restated                                   $429,520                  $(122,165)                    $(413,795)

Diluted income (loss) per share
  As previously reported                          $0.03                     $(0.01)                      $(0.02)
  As restated                                     $0.02                     $(0.01)                      $(0.02)


As a result of the restatement described above, stockholders' equity at March 31, 2001 was $58,726,197, as previously reported, and $57,256,133, as restated.

The restatement for the commissions related to the Class A and Class B shares, as described above, has no impact on the Company's liquidity or cash flows.

A complete discussion of the impact of such matters described above on the Company's Selected Financial Data for each of the five years in the period ended March 31, 2002 and for each of the last eight fiscal quarters in the period ended March 31, 2002 is presented in the Form 10-K to be filed by the Company for the year ended March 31, 2002. Please refer to the Company's Form 10-K for a complete discussion of this topic.

Restructuring

During the fourth quarter of fiscal year 2001, the Company recorded a $3,032,000 restructuring charge to cover costs associated with the plan of outsourcing the transfer agency operations and downsizing the sales, marketing and other various support functions, which resulted in a 41% decrease in the workforce. During the same period, the Company made payments totaling approximately $1,262,000 for these costs. For the twelve-month period ended March 31, 2002, the Company made payments totaling approximately $1,545,000. The Company anticipates that the remaining restructuring costs of approximately $225,000, which primarily relate to lease obligations, will be paid from funds provided from operations in the ensuing six-month period (See also "Outsourcing the Transfer Agency").

Outsourcing the Transfer Agency

Prior to June 30, 2001, Ivy Mackenzie Services Corp. ("IMSC") provided transfer agency services to the U.S. Funds. As part of the Company's restructuring plans initiated in the fourth quarter of fiscal year 2001, the Company successfully completed the transition of the transfer agency function to the current third party service provider, PFPC Inc., as of June 30, 2001. Effective August 31, 2001, the Company completed the process of de-registering IMSC as a transfer agent with the U.S. Securities and Exchange Commission.


Stock Grant and Deferred Compensation

In November 2001, a Portfolio Manager and Vice-President resigned from the Company (the "Former Employee"). Pursuant to the terms of a stock grant agreement entered into in connection with his employment, the non-vested portion of his stock grant, awarded in May 2000, was forfeited and cancelled. In addition, the Former Employee participated in a deferred compensation arrangement whereby the non-vested portion of the deferred compensation was forfeited upon resignation.

The stock grant and deferred compensation that has been forfeited as a result of the Former Employee's resignation was recorded as a reduction of employee compensation and benefits in the condensed consolidated statement of operations to the extent such amounts were previously recorded as an expense.

Voluntary Reimbursement of Operating Expenses

In connection with a review of the overall management relationship between IIF and the Company (including affiliates) in December 2001, the Company determined to make and recorded a voluntary reimbursement to IIF's operating expenses in the amount of $400,000.